Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MDC Partners Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 1, 2018, relating to the consolidated financial statements, the effectiveness of MDC Partner Inc.’s internal control over financial reporting and schedules of MDC Partners Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/BDO USA, LLP

New York, New York

August 17, 2018